Exhibit 10.16

                          RIDGEFIELD ACQUISITION CORP.

                                 APPOINTMENT OF

                              ATLAS STOCK TRANSFER
                                   CORPORATION

         Ridgefield Acquisition Corp., a Colorado corporation (the "Company") with its securities traded on the Over-the-Counter Bulletin Board hereby appoints Atlas Stock Transfer Corporation as its Transfer Agent for its common stock, $.10 par value per share and preferred stock, par value $.10 per share.

         I hereby certify, that:

         1. As of March 22, 2006 the Company had:

                  a. 5,000,000 shares of common stock authorized and 1,140,773 shares issued and outstanding, and

                  b. 1,000,000 shares of preferred stock authorized and no shares issued and outstanding.

         2. At a meeting of the Board of Directors of the Company, duly called and held on the 14th day of March 2006 at which a quorum was at all times present and voting, the following resolutions were duly and regularly adopted, and remain in full force and effect:

         First: Atlas Stock Transfer Corporation ("Atlas") be and is hereby appointed Transfer Agent for the Company's above referenced shares.

         Second: The Secretary of this Company is hereby instructed to file with Atlas;

         (a) a copy of the Articles of Incorporation of this Company together with all amendments thereto;

         (b) a copy of the by-laws of this Company and all amendments thereto;

         (c) specimens of all forms of outstanding certificates for all shares of this Company for which Atlas will act as Transfer Agent and the form approved by the Board of directors;


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         (d) if readily available, or if specifically requested by Atlas, an opinion of counsel with respect to:

                  (i) the due incorporation and continuing existence of this Company;

                  (ii) the validity of its outstanding shares; and

                  (iii) the status of such shares under the Securities Act of 1933 or any, other applicable federal or state statute;

         (f) copies of latest Forms 10-KSB, 10-QSB or 8-K filed by the Company with the Securities and Exchange Commission which are available on the SEC website at SEC at www.sec.gov;

         (g) if any certificates or stock for which Atlas will act as Transfer Agent are issued and outstanding;

                  (i) a certified list of all stockholders showing their names, addresses, number of shares held and certificate numbers;

                  (ii) a letter signed by the Secretary of the Company listing all stock certificates against which stop transfer orders are in force, together with the nature and reason for such stop orders or, if no such stop orders are in force, a statement to that effect; a letter signed by the Secretary of the Company giving the numbers of any unused stock certificates and advising that such certificates have been destroyed, canceled or have been changed for use under this Appointment;

         (h) a certificate as to the authorized and outstanding shares of this Company, its address to which notices may be sent, the names and specimen signatures of its officers who are authorized to sign certificates for shares, or instructions or requests to Atlas on behalf off this Company, the name and address of legal counsel to this Company and the names and addresses of any other transfer agents or registrars of shares of this Company;

         (i) in the event of any future amendment or change, in respect of any of the foregoing, prompt written notification of such change with copies of all relevant resolutions, instruments or other documents, specimen signatures, certificates, opinions or the like as Atlas may deem necessary or appropriate; and

         (j) the check of this Company to cover the initial fee payable to Atlas.


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         Third: (a) This Company shall furnish to Atlas as Transfer Agent a sufficient supply of blank share certificates and from this will renew such supply upon the request of Atlas. Such blank share certificates shall be signed manually or by facsimile signatures of officers of this Company authorized by law or by the by-laws of this Company to sign share certificates and, if required, shall bear the corporate seal or a facsimile thereof. Should any officer die, resign or be removed from office prior to the Issuance of any certificates of stock, which bear his signature, Atlas may continue, until written notice to the contrary is received, to issue such certificates as and for the stock certificates of this Company notwithstanding such death resignation or removal, and such certificates when issued shall continue to be and to constitute valid certificates stock of this Company.

         (b) Atlas as Transfer Agent shall make original issues as shares upon the written request of this Company and upon being furnished with (i) a certified copy of a resolution of the Board of Directors authorizing such issue;
(ii) any opinion of counsel required or otherwise utilized in connection with the issuance of the shares; and (iii) any necessary funds for the payment of any original issue or other tax.

         (c) Transfers of shares shall be registered by Atlas and new certificates issued by Atlas upon surrender of outstanding certificates (i) in a form deemed by Atlas properly endorsed for transfer; (ii) with all necessary endorsers' signatures guaranteed in such manner and form as Atlas may require by a guarantor reasonably believed by Atlas to be responsible; accompanied by (iii) such assurances as Atlas shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement; and (iv) satisfactory evidence of compliance with all applicable laws relating to the collection of taxes.

         (d) In the case of small estates where no administration is contemplated, Atlas may under agreement for indemnity acceptable to it and without further approval of the of this Company, register transfer of shares standing in the name of decedent where the current value of the shares being transferred does not exceed $500.00.


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         (e) Atlas shall issue replacement certificates for lost, destroyed or stolen share certificates upon the request of record owners of the Company's shares upon being provided an insurance indemnity bond by said record owner deemed adequate by Atlas, in its sole discretion, or upon being provided other indemnification or other assurance against liability deemed adequate by Atlas, in its sole discretion.

         (f) Atlas is authorized and directed to open and maintain such ledgers and other books and to keep such records as may be required or deemed advisable in the performance of its agency. In case of any request or demand for the inspection of the share records of this Company, Atlas as Transfer Agent shall endeavor to notify this Company and to secure instructions as to permitting or refusing such inspection. However, Atlas may exhibit such records to any person in any case where it is advised by its counsel that is appropriate.

         (g) This appointment and the authorization in these resolutions shall cover and include any additional shares of any category of stock for which Atlas is authorized as Transfer Agent, which may hereafter be authorized by this Company.

         (h) When certificates of this Company's stock shall be presented to it for transfer, Atlas is hereby authorized to refuse to transfer the same until it is satisfied that the requested transfer is legally in order; and Atlas shall incur no liability for the refusal in good faith, to make transfers which it, in its judgment are deemed improper or unauthorized. Atlas may rely upon the Uniform Commercial Code or its own counsel in effecting transfers or delaying or refusing to effect transfers.

         (i) Atlas may deliver from time to time at its discretion, to this Company for safekeeping or disposition by this Company in accordance with law, such records accumulated in the performance of it duties as it may deem expedient and this Company will assume all responsibility thereafter for any paper, record or document so returned;

         (j) Atlas is authorized to forward certificates of stock scrip and warrants of this Company issued on transfer or otherwise by first class mail under a blanket bond of indemnity covering the non-receipt of such stock, scrip and warrants by any of the stockholders of this corporation, in which bond this Company and Atlas directly or in directly named as obliges. In the event of non-receipt by any stockholder of this Company of certificates of stock, scrip and warrants so mailed, Atlas is authorized to issue new certificates of said stock, scrip and warrants for a like amount in place thereof upon receipt from the stockholders of an affidavit and proof of loss provided for under said blanket bond and the issuance by the Surety Company of an assumption of the loss under said blanket bond, all without further action or approval of the Board of Directors or the officers of this Company.


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         (k) Upon the written request of this corporation, accompanied by such other documents as Atlas may deem necessary or appropriate, Atlas as Transfer Agent shall (i) issue transfer and split up scrip certificates, and issue shares certificates representing full shares upon surrender of the scrip certificates aggregating one full share or more; (ii) issue and mail subscription warrants, certificates representing share dividends, exchanges or split ups, or acting as conversion agent.

         (l) Upon timely receipt of written notice of the declaration of a dividend, and of funds sufficient for the payment thereof, Atlas shall distribute cash dividends on the outstanding shares of this Company and (i) withhold any tax which may be required under applicable United States revenue laws and report and pay the same as required to the Internal Revenue Service; and (ii) make any and all other reports with respect to such dividend, which may be required under applicable United States revenue laws.

         (m) Atlas is herby authorized without any further action on the part of this corporation to appoint as successor Transfer Agent any corporation or company which may succeed to the business of Atlas by merger, consolidation or otherwise (such corporation or company being hereinafter called the "Successor"); the Successor to have the same authority and appointment contained in this resolution as if this corporation itself had appointed it Transfer Agent. The Successor shall, when appointed, be the agent of this Company and not an agent of Atlas.

         Fourth: The acceptance by Atlas of its appointment as Transfer Agent and documents filed with Atlas in connection with such appointment, and thereafter in connection with its agency, shall be subject to the review and approval of counsel for Atlas.

         Fifth: Resignation or Removal

         Atlas may resign as Transfer Agent at any time by giving written notice of such resignation to this Company at its last known address and thereupon its duties as such agent shall cease.

         Atlas may be removed as Transfer Agent at any time by resolution of the Board of Directors of this Company, a certified copy of which shall be furnished to Atlas.

         Upon resignation or removal, Atlas may, to the extent permitted by the law, deliver to the newly appointed Transfer Agent or to the Company all the transfer records which have been made and maintained by Atlas on behalf of the Company.


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         Sixth: At any time, Atlas may apply to this Company for instructions or may consult counsel for this Company or its own counsel with respect to any matter arising in connection with the agency, and it shall not be liable or accountable for any action taken or omitted by its good faith in accordance with such instructions or based upon the opinion of either such counsel.

         Atlas shall be protected (i) in acting upon any paper or document reasonably believed by it to be genuine and to have been signed by the proper person or persons; and (ii) in recognizing share certificates that it reasonably believes to bear the proper manual or facsimile signature of the officers this Company and the proper countersignature of a transfer agent or registrar.

         Atlas shall not be held to have notice of any change of authority of any officer, employee, or agent of this Company until receipt of written notification thereof from the Company.

         Seventh: So long as Atlas acted in good faith, this Company assumes full responsibility and shall indemnify Atlas and save harmless from and against any and all actions and suits, whether groundless or otherwise; and from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising directly or indirectly out of its agency relationship to this Company which will be billed by Atlas to the Company in the ordinary course of business as such amounts arise. Atlas shall not be under any obligation to prosecute or defend any action or suit in respect of such agency relationship that in the opinion of its counsel may involve it in expense or liability, unless the Company shall, as so reasonably requested, furnish Atlas with satisfactory indemnity against such expense or liability.

         Further, and in particular, the Company assumes full responsibility and shall indemnify Atlas and save it harmless from all liability and against any and all actions and suits in connection with any record differences existing at the time of appointment as transfer agent or that are due to any co-transfer agent failing to act in accordance with applicable procedures as to such record differences.

         Eighth: Without limiting any foregoing indemnity, the Company shall pay to Atlas in a prompt manner Atlas' usual and customary charges and fees for services it renders in connection with the within appointment as Transfer Agent including but not limited to changes for services set forth in the attached fee schedule marked as Exhibit A hereto. This fee schedule is subject to change by Atlas from time to time and the amount to be charged and the items which will give rise to the assessment of charges. Any changes to the fee schedule will become effective upon Atlas providing notice of such changes to the Company. This Company hereby grants to Atlas a security interest in all transfer and other records delivered to, created by and maintained by Atlas in connection



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with its appointment and activities as transfer agent of this Company. Atlas may retain possession of and refuse to deliver such records to this Company or third parties until all such charges and fees have been paid to Atlas, and Atlas shall also have any and all other rights provided by law to a secured party.

         WITNESS my hand and the seal of the Company, this 28th day of March, 2006.

                                                  Ridgefield Acquisition Corp.

                                                  /s/ Steven N. Bronson
                                                  ----------------------------
                                                  Steven N. Bronson, President